EXHIBIT KK
     Barry J. Carroll
     2340 Des Plaines Avenue - Suite 303
     Des Plaines, IL 60018
     (708) 297-3700




                        January 31, 1994

VIA FEDERAL EXPRESS,
 PERSONAL DELIVERY




To the persons names on the
accompanying distribution list:

     Accompanying please find a Notice of Intent to Sell on Market given pursuant to paragraph 6 of the Stock Purchase Agreement made as of January 1, 1983. The Notice relates to a sale of 90,100 shares of the common stock of Katy Industries, Inc. by the Wallace E. Carroll Trust U/A dated 5/1/58 F/B/O Barry J. Carroll and his descendants.

     Please give me written notice of your response to this notice as soon as possible. In addition, I ask that any Corporate Shareholders (as defined in such Agreement) who do not intend to purchase any of these shares waive the option granted to them by paragraph 6(c) of such Agreement with respect to these shares by written notice to me as soon as possible.

                              Sincerely,



                              /s/ Barry J. Carroll
                              ____________________

                              Barry J. Carroll

cc:  Via Facsimile

                      Page 123 of 131 Pages

                        DISTRIBUTION LIST

                     INDIVIDUAL SHAREHOLDERS
                               AND
REPRESENTATIVES OF TRUST, PARTNERSHIP AND CORPORATE SHAREHOLDERS

Philip E. Johnson, Esq.
Bennington, Johnson, Ruttum & Reeve
370 17th Street
Suite 2480
Denver, Colorado 80202
***
378 Lafayette Street
Denver, Colorado 80218
303/777-7474 (Home)
303/629-5200 (Office)
303/629-5718 (Telecopy)

Denis H. Carroll
CRL Industries, Inc.
2345 North Waukegan Road
Suite S200
Bannockburn, Illinois 60015
***
1000 N. Waukegan Road
Lake Forest, Illinois 60045
708/234-1327 (Home)
708/940-3940 (Office)
708/940-2599 (Telecopy)

Lelia K. Carroll
180 Franklin Street
Denver, Colorado 80218
303/777-7575 (Home)
303/777-9100 (Telecopy)

Wallace E. Carroll, Jr.
Amelia M. Carroll
P.O. Box 159, Route #1
Franktown, Colorado 80116
303/688-4333 (Home)
303/773-2800 (CRL-Denver)
303/773-2729 (Telecopy)
303/841-0970 (Pat's Bank)
303/841-0983 (Telecopy)

Barry J. Carroll
Barbara P. Carroll
55 Mayflower Road
Lake Forest, Illinois 60045
708/234-1627 (Home)
708/297-3700 (Office)
708/299-2080 (Telecopy)
                      Page 124 of 131 Pages

Megan E. Carroll
1731 Beacon Street, Apt. 320
Brookline, Massachusetts 02146
617/731-3284 (Home)
617/731-3284 (Telecopy - same as phone)

Arthur R. Miller, Esq.
CRL Industries, Inc.
2345 North Waukegan Road
Suite S200
Bannockburn, Illinois 60015
***
1051 McCormick Drive
Lake Forest, Illinois 60045
708/615-1860 (Home)
708/940-3960 (Office)
708/945-0241 (Telecopy)

John R. Prann
c/o CRL, Inc.
8101 E. Prentice, Suite 815
Englewood, Colorado 80111
***
18759 East Long Avenue
Aurora, Colorado 80016
303/766-3359 (Home)
800/266-2138 (Office)
303/773-2729 (Telecopy)
                      Page 125 of 131 Pages